SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 2, 2007

JOHNSONDIVERSEY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 333-108853

Delaware	80-0010497
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8310 16th Street Sturtevant, Wisconsin	53177-0902
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (262) 631-4001

JOHNSONDIVERSEY, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 333-97427

Delaware	39-1877511
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8310 16th Street Sturtevant, Wisconsin	53177-0902
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (262) 631-4001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on December 21, 2006, JoAnne Brandes, the former Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of JohnsonDiversey, Inc. (the “Company”) and the former Vice President, General Counsel and Secretary of JohnsonDiversey Holdings, Inc., announced her intention to retire effective during the first quarter of 2007. On January 25, 2007, the Company entered into a Retirement Agreement with Ms. Brandes, which agreement became effective on February 2, 2007 following a seven day revocation period. The Retirement Agreement established January 31, 2007 as Ms. Brandes’ retirement date and set forth the terms applicable to her separation. The Retirement Agreement restated certain of the terms of Ms. Brandes’ employment agreement dated November 8, 1999, which employment agreement was superseded by the Retirement Agreement.

Under the Retirement Agreement, Ms. Brandes is entitled to receive, among other benefits, (1) salary continuation for a period of twelve months in an aggregate amount equal to the sum of her 2006 annual base salary ($460,000) and her 2006 target performance bonus ($299,000), which will be paid in equal installments at the times and in the manner consistent with the Company’s payroll practices for executive officers, (2) a cash service recognition award to be paid in equal amounts of $565,000 on January 31, 2008 and January 31, 2009, (3) a lump sum cash payment of $687,000 under the Company’s Supplemental Executive Retirement Plan, which amount will be paid on February 15, 2007 and is equal to the actuarial value of a $50,000 annual retirement benefit commencing at age 55 and (4) separation pay pursuant to the Company’s separation pay policy in an amount equal to 14 weeks of her 2006 base salary ($123,846).

Ms. Brandes is also entitled to receive a cash lump sum payment of $30,500, which amount will be paid on February 28, 2007 and represents the difference between the estimated cost of her retiree medical premiums and the estimated cost of her retiree medical premiums if she had retired at age 55; subsidized medical, vision and dental premiums under the Consolidated Omnibus Budget Reconciliation Act for a period of 18 months; one year of outplacement services with Right Management; and reimbursement of up to $10,000 of retirement and financial planning expenses incurred between January 1, 2007 and July 1, 2007.

In addition, in accordance with the terms of the Company’s incentive plans, Ms. Brandes will be entitled to receive, to the extent earned, her 2006 performance bonus award, 2006 transition performance award, 2006 profit hunt incentive award under the Company’s Restructuring Incentive Plan and a prorated portion of her Cash Long Term Incentive Plan award for the 2006-08 performance cycle, in each case at the time the Company pays awards to the plan’s other participants. Ms. Brandes will forfeit her unvested 2001 restricted stock award.

In consideration for the retirement benefits provided by the Company, Ms. Brandes provided a general release of any and all claims against the Company and its affiliates, including claims arising out of Ms. Brandes’ employment with, and separation from, the Company. In addition, the Retirement Agreement subjects Ms. Brandes to confidentiality, non-competition and non-solicitation obligations.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSONDIVERSEY HOLDINGS, INC.

Date: February 2, 2007	By:	/s/ Joseph F. Smorada
Joseph F. Smorada
Vice President and Chief Financial Officer

JOHNSONDIVERSEY, INC.

Date: February 2, 2007	By:	/s/ Joseph F. Smorada
Joseph F. Smorada
Executive Vice President and Chief Financial Officer